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                                                                      EXHIBIT 11


                            THE SOUTHLAND CORPORATION AND SUBSIDIARIES
                          STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                               (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                         CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                            Three Months
                                                                           Ended March 31,
                                                                      -----------------------
                                                                          1994         1993
                                                                      ----------   ----------
Loss before cumulative effect of accounting change.................   $  (8,131)   $ (15,882)
Cumulative effect of accounting change.............................       -          (16,537)
                                                                      ----------   ----------
Net loss for earnings (loss) per-share calculation.................   $  (8,131)   $ (32,419)
                                                                      ==========   ==========
Average number of common shares outstanding........................     409,923      409,992
                                                                      ==========   ==========

Loss per common share (Primary and Fully Diluted):
   Before cumulative effect of accounting change...................      $(.02)       $(.04)
   Cumulative effect of accounting change..........................         -          (.04)
                                                                         ------       ------
   Net loss........................................................      $(.02)       $(.08)
                                                                         ======       ======

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                                            Tab 1